UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013 (June 20, 2013)

LUFKIN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-02612	75-0404410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 South Raguet, Lufkin, Texas	75904
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (936) 634-2211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on June 12, 2013, a purported shareholder (the “Plaintiff”) of Lufkin Industries, Inc. (the “Company”) filed a lawsuit (the “Action”) in the District Court of Angelina County, Texas (the “Court”) challenging the previously disclosed Agreement and Plan of Merger, dated as of April 5, 2013, among General Electric Company (“GE”), Red Acquisition, Inc. (“Merger Sub”) and the Company (the “Merger Agreement”). The Action named John F. Glick, Douglas V. Smith, John F. Anderson, Suzanne V. Baer, John D. Hofmeister, James T. Jongebloed, John H. Lollar, Richard R. Stewart, Howard J. Trout, Jr., Thomas E. Wiener, the Company, GE and Merger Sub as defendants. The Action sought to enjoin the merger proposed by the Merger Agreement and alleged, among other things, that the members of the Company’s board of directors (the “Board”) breached their fiduciary duties by agreeing to sell the Company for insufficient consideration, reaching that decision through an inadequate process and filing a proxy containing insufficient disclosures and that GE and Merger Sub aided and abetted the Board in breaching its fiduciary duties.

In response to the Plaintiff’s petition and request for injunctive relief, the Company, GE, Merger Sub, and the Company’s directors not serving on the Special Committee referred to below jointly filed pleadings opposing injunctive relief and seeking dismissal of the Action on jurisdictional grounds. The directors serving on the committee of the Board (the “Special Committee”) organized to investigate, review and evaluate the allegations made in the demand letters received by the Company prior to the Action also filed a motion to dismiss the Action based on jurisdictional grounds.

At a June 20, 2013 hearing, the Court considered the Plaintiff’s request for injunctive relief and the motions to dismiss. At the conclusion of the hearing, the Court denied the Plaintiff’s request for injunctive relief and granted the motions to dismiss the Action.

The Special Committee will continue to investigate, review and evaluate the allegations made in the demand letters.

The Proxy Statement contains important information about the Company, GE, Merger Sub, the proposed merger and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.

Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the Company at the following:

Address: 601 South Raguet, Lufkin, TX 75904-3951

Phone: (936) 631-2749

Email: cboone@lufkin.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC.

Date: June 21, 2013

/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Chief Financial Officer (Principal Financial and Accounting Officer)